SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 08/31/2002
FILE NUMBER 811-7892
SERIES NO.:   1

72DD.    1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Institutional Class             $ 152,003
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Private Class                   $    9,135
              Personal Class                  $    2,982
              Cash Management Class           $   20,970
              Reserve Class                   $    1,671
              Resource Class                  $    7,805

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
         1.   Dividends from net investment income
              Institutional Class             $000.0199
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Private Class                   $000.0169
              Personal Class                  $000.0149
              Cash Management Class           $000.0191
              Reserve Class                   $000.0119
              Resource Class                  $000.0183

74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class             5,930,307
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Private Class                     499,509
              Personal Class                    177,434
              Cash Management Class             974,043
              Reserve Class                     146,509
              Resource Class                    213,609

74V.     1.   Net asset value per share (to nearest cent)
              Institutional Class             $ 1.00
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Private Class                   $ 1.00
              Personal Class                  $ 1.00
              Cash Management Class           $ 1.00
              Reserve Class                   $ 1.00
              Resource Class                  $ 1.00